Exhibit 6.13

GOV Lawton SSA, LLC (OK)

PROMISSORY NOTE

$1,485,000.00

THIS PROMISSORY NOTE is made and executed as of June 10, 2016 by GOV LAWTON SSA, LLC, a Delaware limited liability company (“Borrower”), with the mailing address of 1819 Main Street, Suite 212, Sarasota, FL  34236. For value received, Borrower promises to pay to the order of CORAMERICA LOAN COMPANY, LLC, a Delaware limited liability company (“Lender”), at c/o CorAmerica Capital, LLC, Attention:  Commercial Mortgage Division, 13375 University Ave., Suite 200, Clive, Iowa  50325, or at such other place as Lender may designate in writing, the principal sum of ONE MILLION FOUR HUNDRED EIGHTY-FIVE THOUSAND AND NO/100 DOLLARS ($1,485,000.00) together with interest from and including the date advanced on the balance of the principal sum remaining from time to time unpaid at the rate of three and ninety-three hundredths percent (3.93%) per annum.  Interest shall be calculated for the actual number of days in any partial month on the basis of a 360-day year of twelve thirty-day months.  Interest only on the unpaid principal balance from and including the date advanced through the end of that calendar month, shall be paid on the date of disbursement.  This Promissory Note is sometimes hereinafter referred to as this “Note.”

Payment of said principal and interest shall be made in thirty-six (36) consecutive monthly installments (calculated with an amortization period of twenty-five (25) years) as follows: The sum of SEVEN THOUSAND SEVEN HUNDRED EIGHTY-ONE AND 09/100 DOLLARS ($7,781.09) shall be paid on the first (1st) day of August, 2016, and on the first (1st) day of each month thereafter until the first (1st) day of July, 2019 (“Maturity Date”), on which date the entire balance of principal and interest then unpaid thereon shall be due and payable; provided, however, if the first (1st) day of any such month is not a “Business Day” (being a day other than a Saturday, Sunday or holiday on which national banks are authorized to be closed), the payment shall be due on the next following Business Day.  If a monthly payment is not received and accepted by Lender within five (5) days of the due date thereof, it shall constitute a default under the terms hereof.  Each payment shall be applied first to interest and other charges then due and the balance to reduction of the principal sum.

Unless and until Borrower is otherwise notified in writing by Lender, all monthly payments due on account of the indebtedness evidenced by this Note shall be made by electronic funds transfer debit transactions utilizing the Automated Clearing House (“ACH”) network of the U.S. Federal Reserve System and shall be initiated by Lender from Borrower’s account (as shall have been previously established by Borrower and approved by Lender) at an ACH member bank (the “ACH Account”) for settlement on the first (1st) day of each month as provided hereinabove. Borrower hereby authorizes Lender to electronically initiate the transfer of all monthly payments required on this Note (and any escrow deposits required pursuant to the Security Instrument, as defined below) by ACH transfer of funds from the ACH member bank designated by Borrower.  Borrower shall, prior to each payment due date, deposit and/or maintain sufficient funds in the ACH Account to cover all debit transactions initiated or to be initiated hereunder by or for Lender.

Concurrently with or prior to the delivery of this Note, Borrower has executed and delivered written authorization to Lender to effect the foregoing and will from time to time execute and deliver further authorization to effect payment through ACH transfer. Borrower has delivered to Lender, concurrently with or prior to Borrower’s execution and delivery of this Note, a voided blank check or a pre-printed deposit form for such ACH Account showing Borrower’s ACH Account number with the ACH member bank and showing the ACH member bank routing number.

Notwithstanding the foregoing regarding the ACH member bank and the ACH network system, any failure, for any reason, of the ACH network system or any electronic funds transfer debit transaction to be timely or fully completed shall not in any manner relieve Borrower from its obligations to promptly, fully and timely pay and make all payments or installments provided for under this Note when due, and to comply with all other of Borrower’s obligations under this Note or any other documents evidencing or securing this Note; or relieve Borrower from any of its obligations to pay any late charges due or payable under the terms of this Note; provided that if the cause for such failure is that Lender did not timely initiate the transfer request, then Borrower shall not be in default unless payment is not made within two (2) Business Days after notice of nonpayment is given by Lender.  Borrower shall provide Lender with at least ten (10) days prior written notice of any change in the ACH information provided above and Borrower shall not change ACH member banks without first obtaining Lender’s written approval.

This Note is given for an actual loan in the above amount and is the Note referred to in and secured by a Mortgage, Security Agreement and Fixture Filing (with Power of Sale) (herein called the “Security Instrument”) made by Borrower for the benefit of Lender dated as of the date hereof, on certain property described therein located in Comanche County, Oklahoma (herein called the “Premises”).  Additionally, Lender required and this is the Note referred to in an Assignment of Leases and Rents (herein called the “Assignment”) dated as of the date hereof, made by Borrower and assigning to Lender all of the leases, rents and income, issues and profit from the Premises.  Further, this Note is secured by a Guaranty of Affiliate Loans dated as of this same date from each of the parties identified on Schedule I attached hereto (Schedule I includes a description of the Borrower under this Note, but the Borrower shall not be included in references to Affiliates or Affiliate Guaranties) each an affiliate of Borrower (“Affiliates”) (such guaranties herein referred to as the “Affiliate Guaranties”).  This Note, the Security Instrument, the Assignment, the Affiliate Guaranties, and all other instruments evidencing or securing the loan evidenced hereby or the Affiliate Guaranties, excluding the certain Environmental Indemnification Agreement dated this same date, are sometimes collectively referred to as the “Loan Documents.”

Upon the occurrence and during the continuance of a default hereunder, or after maturity or accelerated maturity of the principal balance, or if the obligations evidenced hereby are reduced to a judgment, to the extent permitted by applicable law, interest shall be payable on demand on the unpaid principal balance or the judgment, as the case may be, and accrued interest thereon, from time to time outstanding, at a rate (“Default Rate”) equal to twelve percent (12%) per annum or, if less, the highest legal rate permitted under applicable law, until paid.

Except in connection with the final payment due on the Maturity Date, in the event that any payment required to be made pursuant to this Note is not received and accepted by Lender within five (5) days of the due date thereof, a late charge of five cents ($.05) for each dollar ($1.00) so overdue shall become immediately due and payable as liquidated damages for defraying expenses incident to handling such delinquent payment and by reason of failure to make prompt payment, and the same shall be deemed to be evidenced by this Note and secured by the Security Instrument (a “Late Charge”).  The Borrower shall pay any such Late Charge to Lender within five (5) days after demand by Lender.

Time is of the essence hereof and it is expressly agreed that should default be made in the payment of any installment of principal or interest when due under this Note, with respect to the payment of any Late Charge within five (5) days after demand by Lender, or if an Event of Default (used herein as that term is defined in the Security Instrument) shall occur and not be cured within the applicable notice and cure period, or if an Event of Default as defined in the Affiliate Notes (defined below) shall occur, then the entire unpaid principal balance and accrued interest shall, at the option of Lender, become immediately due and payable (and interest shall accrue at the Default Rate on such amounts), without further notice and demand, such notice and demand being expressly waived, anything contained herein or in any instrument now or hereafter securing this Note to the contrary notwithstanding.  Said option shall continue until all such defaults have been cured and such cure has been accepted by Lender.

Except as expressly provided for in this Note, Borrower may not prepay any portion of the principal balance.  Borrower reserves (provided no Event of Default exists) the privilege to prepay, in full but not in part, the principal indebtedness evidenced hereby  on the first (1st) day of July, 2017, and on any installment payment date thereafter, upon thirty (30) days prior written notice to Lender, by payment to Lender, in addition to payment in full of all outstanding principal, of all accrued interest remaining unpaid pursuant to this Note, payment to Lender of all other unpaid costs and expenses that are Borrower’s obligation under the Loan Documents, and payment of a premium (hereinafter referred to as the “Prepayment Premium”) in an amount equal to the greater of: (a) one percent (1%) of the outstanding principal balance that Borrower is prepaying; and (b) the Present Value of the Loan (as hereinafter defined) less the amount of principal being prepaid, in either case calculated as of the prepayment date.  For purposes of this paragraph, the “Present Value of the Loan” shall be determined by discounting all scheduled payments of principal and interest remaining to maturity of this Note (and including any “balloon payment” payable at maturity) at the Discount Rate.  The “Discount Rate” is the rate that, when compounded monthly, is equivalent to the Treasury Rate (defined below), when compounded semi-annually.  For purposes of this paragraph, the “Treasury Rate” is the semi-annual yield to maturity on the U.S. Treasury bond or notes (selected by Lender in its sole discretion as of a date during the week prior to the prepayment date) with a maturity equal to the remaining term of this Note.

Provided, however, no such prepayment of this Note shall be made unless concurrently with such prepayment the Affiliates prepay in full (including any applicable prepayment premium) the Promissory Notes made by Affiliates payable to Lender and dated as of this same date as shown on Schedule I (the “Affiliate Notes”).

In addition to the above, Borrower may (provided no Event of Default exists) prepay in full the then outstanding principal balance of the indebtedness evidenced by this Note, together with payment to Lender of all accrued interest remaining unpaid pursuant to this Note, and payment to Lender of all other unpaid costs and expenses that are Borrower’s obligation under the Loan Documents, within sixty (60) days prior to the Maturity Date with no Prepayment Premium.

In the event that after giving Lender a notice of prepayment (Lender shall have the right to charge a reasonable sum for payoff requests), Borrower rescinds such notice or otherwise fails to make the prepayment as indicated in such a notice, Borrower shall reimburse Lender for all of Lender’s costs and expenses incurred in connection with the anticipated prepayment.

In the event that pursuant to the provisions of the Security Instrument (in connection with the application upon the principal balance hereof of proceeds of insurance or condemnation awards) or if otherwise agreed to by Lender in its sole discretion, any partial prepayment is accepted hereon, the same shall not operate to defer or reduce the amount of any of the scheduled required monthly installment payments of principal and interest herein provided for; and each and every such scheduled required monthly installment payment shall be paid in full when due until this Note has been paid in full.

In the event Lender applies any insurance proceeds or condemnation proceeds to the reduction of the principal balance under this Note in accordance with the terms and conditions of the Security Instrument, and if, at such time, no  default exists hereunder and no Event of Default has occurred and is continuing, and no event has occurred that with the passage of time or the giving of notice would be or become such an Event of Default, then no Prepayment Premium shall be due or payable as a result of such application.

Except as otherwise expressly set forth in this Note, Borrower waives any right to prepay this Note in whole or in part, without premium.  If the maturity of the indebtedness evidenced hereby is accelerated by Lender as a consequence of the occurrence of a default hereunder or of an Event of Default, Borrower agrees that an amount equal to the Prepayment Premium (determined as if prepayment were made on the date of acceleration), or if at that time there be no privilege of prepayment, an amount equal to the greater of the Prepayment Premium or twelve percent (12%) of the then principal balance hereof, shall be added to the balance of unpaid principal and interest then outstanding, and that the indebtedness shall not be discharged except:  (i) by payment of such Prepayment Premium (or such other amount, as the case may be), together with the balance of principal and interest and all other sums then outstanding, if Borrower tenders payment of the indebtedness prior to completion of a non-judicial foreclosure or entry of a judicial order or judgment of foreclosure; or (ii) by inclusion of such Prepayment Premium (or such other amount, as the case may be) as a part of the indebtedness in any such non-judicial foreclosure or judicial order or judgment of foreclosure.

Borrower shall pay on demand all costs and expenses incurred by Lender in enforcing or protecting its rights and remedies hereunder, including, but not limited to, all costs of collection and litigation together with reasonable attorneys’ fees (which term as used in this Note shall include any and all legal fees and expenses incurred in connection with litigation, mediation, arbitration and other alternative dispute processes) and legal expenses, including, without limitation, expert witness fees, any post-judgment fees, costs or expenses incurred on any appeal, in collection of any judgment, or in appearing and/or enforcing any claim in any bankruptcy proceeding.  In the event of a judgment on this Note, Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in satisfying such judgment, including without limitation, reasonable attorneys’ fees and legal expenses.  It is expressly understood that such agreement by Borrower to pay the aforesaid post-judgment costs and expenses of Lender is absolute and unconditional and shall survive (and not merge into) the entry of a judgment for amounts owing hereunder and shall remain in full force and effect post-judgment with regard to any subsequent proceedings in a court of competent jurisdiction including but not limited to bankruptcy court and until such fees and costs are paid in full.  Such fees or costs shall be added to Lender’s lien on the Premises that shall also survive foreclosure or other judgment and collection of said judgment.

Borrower and all other persons who may become liable for all or any part of this obligation severally waive demand, presentment for payment, protest and notice of nonpayment.  Said parties consent to any extension of time (whether one or more) of payment hereof, or release of any party liable for payment of this obligation.  Any such extension or release may be made without notice to any party and without discharging said party’s liability hereunder.

All agreements between Borrower and Lender (including, without limitation, those contained in this Note and the Security Instrument) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under the laws of the State of Oklahoma.  If, from any circumstances whatsoever, fulfillment of any provision of this Note or any other document securing the indebtedness, at the time performance of such provision shall be due, shall involve the payment of interest exceeding the highest rate of interest permitted by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under the laws of Oklahoma; and if for any reason whatsoever Lender shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the last maturing installment or installments of the principal indebtedness hereunder (whether or not then due and payable) and not to the payment of interest.

Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and then, only to the extent specifically set forth in the writing.  A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.  Without limiting the generality of the foregoing, no waiver of, or election by Lender not to pursue, enforcement of any provision hereof imposing recourse liability on Borrower shall affect, waive or diminish in any manner Lender’s right to pursue the enforcement of any other such provision.

The remedies of Lender, as provided herein and in the documents hereinabove referenced, shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

All notices, demands, consents or requests which are either required or desired to be given or furnished hereunder (a “Notice”) shall be in writing and shall be deemed to have been properly given if either delivered personally or by overnight commercial courier or sent by United States registered or certified mail, postage prepaid, return receipt requested, to the address of the parties hereinabove set out.  Such Notice shall be effective upon (i) receipt or refusal if by personal delivery, (ii) the first (1st) Business Day after the deposit of such Notice with an overnight courier service by the time deadline for next Business Day delivery if by commercial courier, and (iii) upon the earliest of receipt or refusal (which shall include a failure to respond to notification of delivery by the U.S. Postal Service) or five (5) Business Days following mailing if sent by U.S. Postal Service mail.  By Notice complying with the foregoing, each party may from time to time change the address to be subsequently applicable to it for the purpose of the foregoing.  Notices to Borrower also may be sent to any guarantor of Borrower’s obligations arising hereunder.

Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or state court for Comanche County, Oklahoma in any action or proceeding arising out of or relating to this Note, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such United States federal or state court. Borrower irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceedings in such jurisdiction. Borrower irrevocably consents to the service of any and all process in any such action or proceeding brought in any such court by the delivery of copies of such process to each party at its address specified for notices to be given hereunder or by certified mail directed to such address.

Whenever used herein, the singular number shall include the plural, the plural the singular, and the words “Borrower” and “Lender” shall be deemed to include their successors and assigns.

This Note shall be construed according to and governed by the laws of Oklahoma (excluding conflicts of laws rules) and applicable federal law.

This Note may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.  Executed copies of the signature pages of this Note sent by facsimile or transmitted electronically in either Tagged Image Format (“TIFF”) or Portable Document Format (“PDF”) shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment.  Any party delivering an executed counterpart of this Note by facsimile, TIFF or PDF also shall deliver a manually executed counterpart of this Note, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Note.  The pages of any counterpart of this Note containing any party’s signature or the acknowledgment of such party’s signature hereto may be detached therefrom without impairing the effect of the signature or acknowledgment, provided such pages are attached to any other counterpart identical thereto except having additional pages containing the signatures or acknowledgments thereof of other parties.

The unenforceability or invalidity of any provision hereof shall not render any other provision or provisions herein contained unenforceable or invalid.

Lender may, without any notice whatsoever to anyone, sell, assign, or transfer all of its interests in this Note, or sell any number of participation interests in this Note, and in such event, each and every immediate and successive assignee, transferee or holder of all or any part of the Note shall have the right to enforce this Note as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers, and benefits.

Each of the parties hereto has been represented by counsel and the terms of this Note have been fully negotiated.  This Note shall not be construed more strongly against any party regardless of which party may be considered to have been more responsible for its preparation.

THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS NOTE, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO.  NO PARTY SHALL SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

This Note is intended by the parties hereto to be the final, complete and exclusive expression of the agreement between them with respect to the matters set forth herein.  This Note supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.  No modification, rescission, waiver, release or amendment of any provision of this Note shall be made, except by a written agreement signed by the parties hereto.

IMPORTANT:   READ BEFORE SIGNING.  THE TERMS OF THIS NOTE SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS NOTE MAY BE LEGALLY ENFORCED.  BORROWER MAY CHANGE THE TERMS OF THIS NOTE ONLY BY ANOTHER WRITTEN AGREEMENT.  THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

Borrower acknowledges receipt of a copy of this document at the time of its execution.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has duly executed this Note on the date stated in the acknowledgment set forth below, to be effective as of the day and year first above written.

GOV LAWTON SSA, LLC, a Delaware limited liability company

By: /s/ Robert R. Kaplan, Jr.
      Robert R. Kaplan, Jr., Authorized Signatory

COMMONWEALTH OF VIRGINIA                                        )
CITY OF RICHMOND                                                                )

The foregoing instrument was acknowledged before me, the undersigned notary public, this 9th day of June, 2016, by Robert R. Kaplan, Jr., as Authorized Signatory for GOV LAWTON SSA, LLC, a Delaware limited liability company, known to me to be the person who executed this instrument, on behalf of said limited liability company.

In witness whereof, I have hereunto set my hand and official seal:

/s/ Patty Evans
Notary Public

(SEAL)

My Commission Expires:                                                      January 31, 2018
My Registration Number:                                                      7056908

[SIGNATURE PAGE TO PROMISSORY NOTE]

SCHEDULE I

                   Address of Property                                             Amount of Affiliate
Name of Affiliates                        Securing the Affiliate Loan                                 Loan/Promissory Note

1.           GOV Moore SSA, LLC                  200 NE 27th Street
                Moore, OK  73160                                                $3,300,000.00

2.           GOV Lawton SSA, LLC                 1610 SW Lee Boulevard
                Lawton, OK  75031                                               $1,485,000.00

3.           GOV Lakewood DOT,                    12305 West Dakota Avenue
LLC                                                 Lakewood, CO  80228                                            2,440,000.00

4.           GOV Ft. Smith, LLC                        4624 Kelley Highway
                Fort Smith, AR  72904                                          $2,450,000.00